EXHIBIT 21

TO FORM 10-K

SUBSIDIARIES

NAME	STATE OF JURISDICTION OF ORGANIZATION	REF

LaTex Resources Inc.	Colorado	(1)
NPM, Inc.	Delaware	(1)
Noble Energy Marketing, Inc.	Delaware	(1)
Noble Gas Pipeline, Inc.	Delaware	(2)
Samedan Oil of Canada, Inc.	Delaware	(1)
Samedan of North Africa, Inc.	Delaware	(1)
Samedan North Sea, Inc.	Delaware	(1)
Samedan Oil of Indonesia, Inc.	Delaware	(1)
Samedan Pipe Line Corporation	Delaware	(1)
Samedan Royalty Corporation	Delaware	(1)
Samedan of Tunisia, Inc.	Delaware	(1)
Samedan, Mediterranean Sea, Inc.	Delaware	(1)
EDC Ireland	Cayman Islands	(3)
Samedan International	Cayman Islands	(3)
Samedan Vietnam Limited	Cayman Islands	(3)
Machalapower Cia. Ltda.	Cayman Islands	(4)
Samedan, Mediterranean Sea	Cayman Islands	(4)
Samedan Transfer Sub	Cayman Islands	(4)
Atlantic Methanol Capital Company	Cayman Islands	(5)
Samedan Methanol	Cayman Islands	(6)
Atlantic Methanol Associates LLC	Cayman Islands	(7)
Atlantic Methanol Production Company LLC	Cayman Islands	(8)
AMPCO Marketing, L.L.C.	Michigan	(5)
AMPCO Services, L.L.C.	Michigan	(5)
Alba Associates LLC	Cayman Islands	(9)
Alba Plant LLC	Cayman Islands	(10)
Energy Development Corporation (Argentina), Inc.	Delaware	(1)
Energy Development Corporation (China), Inc.	Delaware	(1)
Energy Development Corporation (HIPS), Inc.	Delaware	(1)
EDC Ecuador Ltd.	Delaware	(1)
EDC Ecuador Limited	Cayman Islands	(13)
EDC (Denmark) Inc.	Delaware	(11)
EDC Australia Ltd.	Delaware	(1)
EDC Portugal Ltd.	Delaware	(1)
Gasdel Pipeline System Incorporated	New Jersey	(1)
Producers Service, Inc.	New Jersey	(1)
HGC, Inc.	Delaware	(1)
EDC (UK) Limited	Delaware	(1)
EDC (Europe) Limited	United Kingdom	(11)
EDC (ISE) Limited	United Kingdom	(12)
Brabant Oil Limited	United Kingdom	(12)
EDC (Oilex) Limited	United Kingdom	(12)

REFERENCES:

(1)	100% directly owned by Noble Energy, Inc. (Registrant)
(2)	100% directly owned by Noble Energy Marketing, Inc.
(3)	100% directly owned by Samedan of North Africa, Inc.
(4)	100% directly owned by Samedan International
(5)	50% directly owned by Samedan of North Africa, Inc.
(6)	100% directly owned by Atlantic Methanol Capital Company
(7)	50% directly owned by Samedan Methanol
(8)	90% directly owned by Atlantic Methanol Associates LLC
(9)	34.7% directly owned by Samedan International
(10)	80% directly owned by Alba Associates LLC
(11)	100% directly owned by EDC (UK) Limited
(12)	100% directly owned by EDC (Europe) Limited
(13)	100% directly owned by EDC Ecuador Ltd.